Mitek Delivers Record Fiscal Second Quarter Revenue, Up 35% Year Over Year; Reiterates Fiscal Full Year Guidance

SAN DIEGO, CA, September 14, 2023 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com, “Mitek” or the “Company”), a global leader in digital identity and digital fraud prevention, today reported financial results for its second quarter of fiscal 2023 ended March 31, 2023. Total revenue increased 35% year over year, reaffirming Mitek’s market-leading position.

Fiscal 2023 Second Quarter Financial Highlights

•Total revenue increased 35% year over year to $45.3 million in a record second quarter.
•GAAP net income was $4.4 million, or $0.10 per diluted share.
•Non-GAAP net income was $13.1 million, or $0.29 per diluted share.
•Cash flow from operations was $6.3 million.
•Total cash and investments were $114.5 million on March 31, 2023.

Fiscal 2023 First Six Months Financial Highlights

•Total revenue increased 38% year over year to $91.0 million.
•GAAP net income was $9.2 million, or $0.20 per diluted share.
•Non-GAAP net income was $27.4 million, or $0.60 per diluted share.
•Cash flow from operations was $11.6 million.

Mitek CEO Max Carnecchia’s Comments

"Our strong performance in the second quarter highlights the market-leading position of our solutions in the large and growing markets we address. Our Identity revenue was up 35% year over year in the second quarter, reinforcing our position as a leader in the ever-changing identity and fraud landscape. Our Deposits business also delivered another strong quarter, with revenue up 35% year over year. Looking ahead, we expect revenue growth in the second half of the year to moderate as a result of timing of deals falling in the first half of the year, as well as the difficult macroeconomic environment; however with our strong first half performance we are reiterating our full year guidance which calls for 18% revenue growth year over year at the midpoint and non-GAAP operating margins in the range of 30% to 31%."

Fiscal 2023 Full Year Guidance

Mitek is reiterating its fiscal 2023 guidance for the year ending September 30, 2023, expecting revenue to be in the range of $169.0 million to $171.0 million, an increase of approximately 18% year over year from the mid-point of the guidance range. Mitek expects its non-GAAP operating margin for fiscal 2023 to be in the range of 30.0% to 31.0%.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results for the three and six months ending March 31, 2023. To access the live call, dial 877-270-2148 (US and Canada) or +1 412-902-6510 (International) and ask to join the Mitek call.

A live and archived webcast of the conference call will be accessible on the Investor Relations section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. The phone call replay can be accessed by dialing 877-344-7529 (US or Canada) or 1-412-317-0088 (International) and entering the passcode: 7439372.

About Mitek Systems, Inc.

Mitek (NASDAQ: MITK) is a global leader in digital identity and digital fraud prevention, with technology to bridge the physical and digital worlds. Mitek’s advanced identity verification technologies and global platform make digital access faster and more secure than ever, providing companies new levels of control, deployment ease and operation, while protecting the entire customer journey. More than 7,800 organizations use Mitek to enable trust and convenience for mobile check deposit, new account opening and more. Learn more at www.miteksystems.com. [(MITK-F)]

Follow Mitek on LinkedIn, Twitter and YouTube, and read Mitek’s latest blog posts here.

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company or its management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities and the effects of the macroeconomic environment are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the impact of the Company’s acquisition of HooYu Ltd. including any operational or cultural difficulties associated with the integration of the businesses of Mitek and HooYu Ltd., the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner, the Company’s ability to capitalize on a growing market, quarterly variations in revenue, the profitability of certain sectors of the Company, the performance of the Company’s growth initiatives, the outcome of any pending or threatened litigation, and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2022, as filed with the SEC on July 31, 2023 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:
Todd Kehrli or Jim Byers
MKR Investor Relations, Inc.
mitk@mkr-group.com

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-U.S. generally accepted accounting principles (“GAAP”) financial measures for non-GAAP net income and non-GAAP net income per share that exclude amortization and acquisition-related costs, intellectual property litigation costs, executive transition costs, stock compensation expenses, non-recurring audit fees, restructuring costs, amortization of debt discount and issuance costs, income tax effect of pre-tax adjustments, and the cash tax difference. These financial measures are not calculated in accordance with GAAP and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors of the Company utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	March 31, 2023	September 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$83,047	$32,059
Short-term investments	26,711	58,268
Accounts receivable, net	35,132	27,874
Contract assets, current portion	8,845	6,273
Prepaid expenses	2,789	2,000
Other current assets	2,849	2,622
Total current assets	159,373	129,096
Long-term investments	4,767	10,633
Property and equipment, net	3,152	3,493
Right-of-use assets	4,625	5,155
Goodwill and intangible assets	203,598	195,942
Deferred income tax assets	16,965	10,245
Contract assets, non-current portion	6,839	4,218
Other non-current assets	1,645	1,628
Total assets	$400,964	$360,410
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,453	$4,974
Accrued payroll and related taxes	7,892	10,393
Accrued liabilities	1,493	1,155
Accrued interest payable	219	202
Income tax payables	8,606	194
Deferred revenue, current portion	11,956	13,394
Lease liabilities, current portion	2,023	2,110
Acquisition-related contingent consideration	6,070	5,920
Restructuring accrual	—	901
Other current liabilities	1,326	1,254
Total current liabilities	45,038	40,497
Convertible senior notes	131,670	127,970
Deferred revenue, non-current portion	1,211	1,775
Lease liabilities, non-current portion	3,487	4,106
Deferred income tax liabilities, non current portion	15,670	14,132
Other non-current liabilities	1,587	1,613
Total liabilities	198,663	190,093
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 120,000,000 shares authorized, 45,409,185 and 44,680,429 issued and outstanding, as of March 31, 2023 and September 30, 2022, respectively	45	44
Additional paid-in capital	222,933	216,493
Accumulated other comprehensive loss	(11,854)	(28,219)
Accumulated deficit	(8,823)	(18,001)
Treasury stock, at cost, no shares and 7,773 shares as of March 31, 2023 and September 30, 2022, respectively	—	—
Total stockholders’ equity	202,301	170,317
Total liabilities and stockholders’ equity	$400,964	$360,410

MITEK SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Revenue
Software and hardware	$25,260	$18,150	$51,636	$33,595
Services and other	20,054	15,360	39,381	32,387
Total revenue	45,314	33,510	91,017	65,982
Operating costs and expenses
Cost of revenue—software and hardware (exclusive of depreciation & amortization)	219	310	388	688
Cost of revenue—services and other (exclusive of depreciation & amortization)	5,679	4,141	10,579	8,318
Selling and marketing	9,623	9,206	19,138	17,644
Research and development	7,373	7,095	15,043	13,502
General and administrative	10,059	6,073	18,538	12,037
Amortization and acquisition-related costs	4,274	4,005	9,095	6,284
Restructuring costs	210	—	1,986	—
Total operating costs and expenses	37,437	30,830	74,767	58,473
Operating income	7,877	2,680	16,250	7,509
Interest expense	2,163	2,040	4,300	4,048
Other income (expense), net	454	(225)	794	(90)
Income before income taxes	6,168	415	12,744	3,371
Income tax benefit (provision)	(1,720)	20	(3,566)	188
Net income	$4,448	$435	$9,178	$3,559
Net income per share—basic	$0.10	$0.01	$0.20	$0.08
Net income per share—diluted	$0.10	$0.01	$0.20	$0.08
Shares used in calculating net income per share—basic	45,377	44,775	45,317	44,795
Shares used in calculating net income per share—diluted	45,634	46,097	45,634	46,206

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
Net income	$4,448	$435	$9,178	$3,559
Non-GAAP adjustments:
Amortization and acquisition-related costs(2)	4,274	4,366	9,095	6,646
Intellectual property litigation costs	473	286	725	660
Executive transition costs	581	—	581	—
Stock compensation expense	2,714	3,298	5,161	6,429
Non-recurring audit fees	633	—	1,373	—
Restructuring costs	210	—	1,986	—
Amortization of debt discount and issuance costs	1,857	1,738	3,700	3,453
Income tax effect of pre-tax adjustments	(2,705)	(2,422)	(5,697)	(4,297)
Cash tax difference(1)	599	1,957	1,262	3,373
Non-GAAP net income	13,084	9,658	27,364	19,823
Non-GAAP income per share—basic	$0.29	$0.22	$0.60	$0.44
Non-GAAP income per share—diluted	$0.29	$0.21	$0.60	$0.43
Shares used in calculating non-GAAP net income per share—basic	45,377	44,775	45,317	44,795
Shares used in calculating non-GAAP net income per share—diluted	45,634	46,097	45,634	46,206

(1)The Company’s non-GAAP net income is calculated using a cash tax rate of 23% in fiscal 2023 and 3% in fiscal 2022. The estimated cash tax rate is the estimated annual tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances. The fiscal 2022 cash tax rate includes a beneficial impact of reduced taxes payable due to the utilization of research and development tax credits and the utilization of loss carryforward. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the three months ended March 31, 2023 and 2022 was 28% and negative 5%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net income for the six months ended March 31, 2023 and 2022 was 28% and negative 6%, respectively.
(2)Included in acquisition-related costs and expenses is $0.3 million of foreign exchange and investment losses incurred in connection with the acquisition of HooYu Ltd. which is included in other income (expense), net in the consolidated statements of operations.